EXHIBIT B
                    CSW Energy, Inc./CSW International, Inc.
                            Non-recourse Indebtedness
                                December 31, 1996
                                   (thousands)


                   Initial                        Inflation
     Type           Term       Rate    Maturity   Adjustment         Amount
---------------   --------   --------  --------  ------------  -----------------

   Eurobond       10 years    8.500%     2005        None      (pound)   100,000
   Eurobond       10 years    8.875%     2006        None      (pound)   100,000
  Yankee Bond      5 years    7.980%     2001        None      (pound)   129,116
  Yankee Bond     10 years    8.750%     2006        None      (pound)   129,116
Fixed Rate Loan    7 years    8.250%     2003        None      (pound)   173,733
  Loan Notes       7 years    5.100%     2002        None      (pound)    44,550
   Revolver        5 years    6.287%     2001        None      (pound)    40,000
 Senior Notes      5 years    6.875%     2001        None               $200,000